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                                                                     Ex-99.B8(a)

                              CUSTODIAN AGREEMENT
                                 TURNER FUNDS


     This Agreement, dated as of the 28th day of April, 1996 by and between Turner Funds (the "Fund"), a Massachusetts business trust, and CoreStates Bank, N.A. (the "Bank").

                                  WITNESSETH:

     WHEREAS, the Fund desires to appoint the Bank to act as Custodian of its portfolio securities, cash and other property from time to time deposited with or collected by the Bank for the Fund;

     WHEREAS, the Bank is qualified and authorized to act as Custodian for the Fund and the separate series thereof (each a "Portfolio" and, collectively, the "Portfolios"), and is willing to act in such capacity upon the terms and conditions herein set forth;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

SECTION 1.  The terms as defined in this Section wherever used in this
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Agreement, or in any amendment or supplement hereto, shall have meanings herein specified unless the context otherwise requires.

CUSTODIAN: The term Custodian shall mean the Bank in its capacity as Custodian under this Agreement.

DEPOSITORY: The term Depository means any depository service which acts as a system for the central handling of securities where all securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred by bookkeeping entry without physical delivery.

PROPER INSTRUCTIONS. For purposes of this Agreement, the Custodian shall be deemed to have received Proper Instructions upon receipt of written (including instructions received by means of computer terminals or facsimile transmissions), telephone or telegraphic instructions from a person or persons authorized from time to time by the Trustees of the Fund to give the particular class of instructions. Telephone or telegraphic instructions shall be confirmed in writing by such person or persons as said Trustees shall have from time to time authorized to give the particular class of instructions in question. The Custodian may act upon telephone or telegraphic instructions without awaiting
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receipt of written confirmation, and shall not be liable for the Fund's failure to confirm such instructions in writing.

SECURITIES: The term Securities means stocks, bonds, rights, warrants and all other negotiable or non-negotiable paper issued in certificated or book-entry form commonly known as "securities" in banking custom or practice.

SHAREHOLDERS: The term Shareholders shall mean the registered owners from time to time of the Shares of the Fund in accordance with the registry records maintained by the Fund or agents on its behalf.

SHARES: The term Shares of the Fund shall mean the issued and outstanding shares of common stock of the Fund.

SECTION 2.  The Fund hereby appoints the Custodian as Custodian of the Fund's
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cash, Securities and other property, to be held by the Custodian as provided in this Agreement. The Custodian hereby accepts such appointment subject to the terms and conditions hereinafter provided. The Bank shall open a separate custodial account in the name of the Fund on the books and records of the Bank to hold the Securities of the Fund deposited with, transferred to or collected by the Bank for the account of the Fund, and a separate cash account to which the Bank shall credit monies received by the Bank for the account of or from the Fund. Such cash shall be segregated from the assets of others and shall be and remain the sole property of the Fund.

SECTION 3.  The Fund shall from time to time file with the Custodian a certified
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copy of each resolution of its Board of Trustees authorizing the person or persons to give Proper Instructions and specifying the class of instructions that may be given by each person to the Custodian under this Agreement, together with certified signatures of such persons authorized to sign, which shall constitute conclusive evidence of the authority of the officers and signatories designated therein to act, and shall be considered in full force and effect with the Custodian fully protected in acting in reliance thereon until it receives written notice to the contrary; provided, however, that if the certifying officer is authorized to give Proper Instructions, the certification shall be also signed by a second officer of the Fund.

SECTION 4.  The Fund will cause to be deposited with the Custodian hereunder the
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applicable net asset value of Shares sold from time to time whether representing initial issue, other stock or reinvestments of dividends and/or distributions payable to Shareholders.

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SECTION 5.  The Bank, acting as agent for the Fund, is authorized, directed and
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instructed subject to the further provisions of this Agreement:

     (a)  to hold Securities issued only in bearer form in bearer form;

     (b) to register in the name of the nominee of the Bank, the Bank's Depositories, or sub-custodians, (i) Securities issued only in registered form, and (ii) Securities issued in both bearer and registered form, which are freely interchangeable without penalty;

     (c) to deposit any Securities which are eligible for deposit (i) with any domestic or foreign Depository on such terms and conditions as such Depository may require, including provisions for limitation or exclusion of liability on the part of the Depository; and (ii) with any sub-custodian which the Bank uses, including any subsidiary or affiliate of the Bank;

     (d)  (i)     to credit for the account of the Fund all proceeds received and payable on or in respect of the assets maintained hereunder,

          (ii) to debit the account of the Fund for the cost of acquiring Securities the Bank has received for the Fund, against delivery of such Securities to the Bank,

          (iii) to present for payment Securities and other obligations (including coupons) upon maturity, when called for redemption, and when income payments are due, and

          (iv) to make exchanges of Securities which, in the Bank's opinion, are purely ministerial as, for example, the exchange of Securities in temporary form for Securities in definitive form or the mandatory exchange of certificates;

     (e) to forward to the Fund, and/or any other person designated by the Fund, all proxies and proxy materials received by the Bank in connection with Securities held in the Fund's account, which have been registered in the name of the Bank's nominee, or are being held by any Depository, or sub-custodian, on behalf of the Bank;

     (f) to sell any fractional interest of any Securities which the Bank has received resulting from any stock

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          dividend, stock split, distribution, exchange, conversion or similar activity;

     (g) to release the Fund's name, address and aggregate share position to the issuers of any domestic Securities in the account of the Fund, provided, however, the Fund may instruct the Bank not to provide any such information to any issuer;

     (h) to endorse and collect all checks, drafts or other orders for the payment of money received by the Bank for the account of or from the Fund;

     (i) at the direction of the Fund, to enroll designated Securities belonging to the Fund and held hereunder in a program for the automatic reinvestment of all income and capital gains distributions on those Securities in new shares (an "Automatic Reinvestment Program"), or instruct any Depository holding such Securities to enroll those Securities in an Automatic Reinvestment Program;

     (j) at the direction of the Fund, to receive, deliver and transfer Securities and make payments and collections of monies in connection therewith, enter purchase and sale orders and perform any other acts incidental or necessary to the performance of the above acts with brokers, dealers or similar agents selected by the Fund, including any broker, dealer or similar agent affiliated with the Bank, for the account and risk of the Fund in accordance with accepted industry practice in the relevant market, provided, however, if it is determined that any certificated Securities transferred to a Depository or sub-custodian, the Bank, or the Bank's nominee, the Bank's sole responsibility for such Securities under this Agreement shall be to keep the Securities safe in accordance with Section 11 hereof; and

     (k) to notify the Fund and/or any other person designated by the Fund upon receipt of notice by the Bank of any call for redemption, tender offer, subscription rights, merger, consolidation, reorganization or recapitalization which (i) appears in The Wall Street Journal (New York edition), The Standard & Poor's Called Bond Record for Preferred Stocks, Financial Daily Called Bond Service, The Kenny Services, any official notifications from The Depository Trust Company and such other publications or services to which the Bank may from time to time subscribe, (ii) requires the Bank to act in response thereto, and
          (iii) pertain to Securities belonging to the Fund and held

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          hereunder which have been registered in the name of the Bank's nominee or are being held by a Depository or sub-custodian on behalf of the Bank. Notwithstanding anything contained herein to the contrary, the Fund shall have the sole responsibility for monitoring the applicable dates on which Securities with put option features must be exercised. All solicitation fees payable to the Bank as agent in connection herewith will be retained by the Bank unless expressly agreed to the contrary in writing by the Bank.

Notwithstanding anything in this Section to the contrary, the Bank is authorized to hold Securities for the Fund which have transfer limitations imposed upon them by the Securities Act of 1933, as amended, or represent shares of mutual funds (i) in the name of the Fund, (ii) in the name of the Bank's nominee, or
(iii) with any Depository or sub-custodian.

SECTION 6. The Custodian's compensation shall be as agreed to from time to time
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by the Fund and the Custodian. The Bank is authorized to charge the Fund's account for such compensation. All expenses and taxes payable with respect to the Securities in the account of the Fund including, without limitation, commission charges on purchases and sales and the amount of any loss or liability for stockholders' assessments or otherwise, claimed or asserted against the bank or against the Bank's nominee by reason of any registration hereunder shall be charged to the Fund.

SECTION 7.  In connection with its functions under this Agreement, the Custodian
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shall:

     (a) render to the Fund a daily report of all monies received or paid on behalf of the Fund; and

     (b) create, maintain and retain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund with respect to said Custodian's activities in accordance with generally accepted accounting principles. All records maintained by the Custodian in connection with the performance of its duties under this Agreement will remain the property of the Fund and in the event of termination of this Agreement will be relinquished to the Fund.

SECTION 8.  Any Securities deposited with any Depository or with any sub-
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custodian will be represented in accounts in the name of the Bank which include only property held by the Bank as Custodian for customers in which the Bank acts in a fiduciary or agency capacity.

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Should any Securities which are forwarded to the Bank by the Fund, and which are subsequently deposited to the Bank's account in any Depository or with any sub-custodian, or which the Fund may arrange to deposit in the Bank's account in any Depository or with any sub-custodian, not be deemed acceptable for deposit by such Depository or sub-custodian, for any reason, and as a result thereof there is a short position in the account of the Bank with the Depository for such Security, the Fund agrees to furnish the Bank immediately with like Securities in acceptable form.

SECTION 9.  The Fund represents and warrants that: (i) it has the legal right,
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power and authority to execute, deliver and perform this Agreement and to carry out all of the transactions contemplated hereby; (ii) it has obtained all necessary authorizations; (iii) the execution, delivery and performance of this Agreement and the carrying out of any of the transactions contemplated hereby will not be in conflict with, result in a breach of or constitute a default under any agreement or other instrument to which the Fund is a party or which is otherwise known to the Fund; (iv) it does not require the consent or approval of any governmental agency or instrumentality, except any such consents and approvals which the Fund has obtained; (v) the execution and delivery of this Agreement by the Fund will not violate any law, regulation, charter, by-law, order of any court or governmental agency or judgment applicable to the Fund; and (vi) all persons executing this Agreement on behalf of the Fund and carrying out the transactions contemplated hereby on behalf of the Fund are duly authorized to do so.

In the event any of the foregoing representations should become untrue, incorrect or misleading, the Fund agrees to notify the Bank immediately in writing thereof.

SECTION 10.  The Bank represents and warrants that: (i) it has the legal right,
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power and authority to execute, deliver and perform this Agreement and to carry out all of the transactions contemplated hereby; (ii) it has obtained all necessary authorizations; (iii) the execution, delivery and performance of this Agreement and the carrying out of any of the transactions contemplated hereby will not be in conflict with, result in a breach of or constitute a default under any agreement or other instrument to which the Bank is a party or which is otherwise known to the Bank; (iv) it does not require the consent or approval of any governmental agency or instrumentality, except any such consents and approvals which the Bank has obtained; (v) the execution and delivery of this Agreement by the Bank will not violate any law, regulation, charter, by-law, order of any court or governmental agency or judgment applicable to the Bank;
(vi) it is qualified to act as a custodian for a registered investment company under the Investment Company Act of 1940; and (vii) all persons executing this Agreement on behalf of the Bank and carrying out the transactions contemplated hereby on behalf of

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the Bank are duly authorized to do so. In the event that any of the foregoing representations should become untrue, incorrect or misleading, the Bank agrees to notify the Fund immediately in writing thereof.

SECTION 11.  All cash and Securities held by the Bank hereunder shall be kept
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with the care exercised as to the Bank's own similar property.  The Bank may at its option insure itself against loss from any cause, but shall be under no obligation to insure for the benefit of the Fund.

SECTION 12.  No liability of any kind shall be attached to or incurred by the
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Custodian by reason of its custody of the Fund's assets held by it from time to time under this Agreement, or otherwise by reason of its position as Custodian hereunder except only for its own negligence, bad faith, or willful misconduct in the performance of its duties as specifically set forth in the Custodian Agreement. Without limiting the generality of the foregoing sentence, the
Custodian:

     (a) may rely upon the advice of counsel for the Fund; and for any action taken or suffered in good faith based upon such advice or statements the Custodian shall not be liable to anyone;

     (b) shall not be liable for anything done or suffered to be done in good faith in accordance with any request or advice of, or based upon information furnished by, the Fund or its authorized officers or agents;

     (c) is authorized to accept a certificate of the Secretary or Assistant Secretary of the Fund, or Proper Instructions, to the effect that a resolution in the form submitted has been duly adopted by its Board of Trustees or by the Shareholders, as conclusive evidence that such resolution has been duly adopted and is in full force and effect; and

     (d) may rely and shall be protected in acting upon any signature, written (including telegraph or other mechanical) instructions, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other paper or document reasonably believed by it to be genuine and to have been signed, forwarded or presented by the purchaser, Fund or other proper party or parties.

SECTION 13.  The Fund, its successors and assigns do hereby fully indemnify and
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hold harmless the Custodian its successors and assigns, from any and all loss, liability, claims, demand, actions, suits and expenses of any nature as the same may arise

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from the failure of the Fund to comply with any law, rule, regulation or order of the United States, any state or any other jurisdiction, governmental authority, body, or board relating to the sale, registration, qualification of units of beneficial interest in the Fund, or from the failure of the Fund to perform any duty or obligation under this Agreement.

Upon written request of the Custodian, the Fund shall assume the entire defense of any claim subject to the foregoing indemnity, or the joint defense with the Custodian of such claim, as the Custodian shall request. The indemnities and defense provisions of this Section 13 shall indefinitely survive termination of this Agreement.

SECTION 14. If so instructed by the Fund, the Custodian shall appoint one or
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more U.S. banking institutions as sub-custodian (including, but not limited to,
U.S. banks located in foreign countries) of Securities and moneys at any time owned by the Fund. The Custodian shall have no liability to the Fund or any other person by reason of any act or omission of any sub-custodian so appointed, and the Fund shall indemnify the Custodian and save it harmless from any and against any and all actions, suits, and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses, and liabilities arising directly or indirectly out of or in connection with the performance of any sub-custodian which the Custodian was instructed to appoint. The Custodian shall not be under any obligation to prosecute or to defend any action, suit, or claim arising out of or in connection with the performance of any such sub-custodian, which, in the opinion of its counsel, may involve it in expense or liability, and the Fund shall, so often as reasonably requested, furnish the Custodian with satisfactory indemnity against such expense or liability, and upon request of the Custodian, the Fund shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity. The Fund shall pay all fees and expenses of any Sub-Custodian which the Fund instructs the Custodian to appoint.

     In addition, the Custodian may from time to time in its discretion appoint in writing (and may at any time remove) any other bank or trust company (which may include a foreign branch or agency of a bank or trust company) as sub-Custodian hereunder, to carry out as agent of the Custodian, in accordance with the terms of this Agreement, such of the provisions of this Agreement as the Custodian may from time to time direct; provided, however, that any such sub-custodian (which must itself meet the qualifications for a successor custodian set forth in Section 16 hereof and which must be selected with reasonable care, having in mind the duties to be assigned to it) is understood to be the agent of the Custodian and not of the Fund, and the Custodian shall be fully responsible for the acts of any sub-custodian

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which the Custodian shall appoint in its discretion, and the Custodian shall not be relieved of any of its responsibilities hereunder by the appointment of any such sub-custodian.

SECTION 15.  This Agreement may be amended from time to time without notice to
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or approval of the Shareholders by a supplemental agreement executed by the Fund and the Bank and amending and supplementing this Agreement in the manner mutually agreed.

SECTION 16.  Either the Fund or the Custodian may give one hundred twenty (120)
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days' written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice. In case such notice of termination is given either by the Fund or by the Custodian, the Trustees of the Fund shall, by resolution duly adopted, promptly appoint a successor Custodian (the "Successor Custodian") which Successor Custodian shall be a bank, trust company, or a bank and trust company in good standing, with legal capacity to accept custody of the cash and Securities of a mutual fund. Upon receipt of written notice from the Fund of the appointment of such Successor Custodian and upon receipt of Proper Instructions, the Custodian shall deliver such cash and Securities as it may then be holding hereunder directly and only to the Successor Custodian. Unless or until a Successor Custodian has been appointed as above provided, the Custodian then acting shall continue to act as Custodian under this Agreement.

Every Successor Custodian appointed hereunder shall execute and deliver an appropriate written acceptance of its appointment and shall thereupon become vested with the rights, powers, obligations and custody of its predecessor Custodian. The Custodian ceasing to act shall nevertheless, upon request of the Fund and the Successor Custodian and upon payment of its charges and disbursements, execute an instrument in form approved by its counsel transferring to the Successor Custodian all the predecessor Custodian's rights, duties, obligations and custody.

Subject to the provisions of Section 22 hereof, in case the Custodian shall consolidate with or merge into any other corporation, the corporation remaining after or resulting from such consolidation or merger shall ipso facto without the execution of filing of any papers or other documents, succeed to and be substituted for the Custodian with like effect as though originally named as such, provided, however, in every case that said successor corporation maintains the qualifications set out in Section 17(f) of the Investment Company Act of 1940, as amended.

SECTION 17.  This Agreement shall take effect when assets of the Fund are first
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delivered to the Custodian.

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

SECTION 18.  This Agreement may be executed in two or more counterparts, each of
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which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 19.  A copy of the Agreement and Declaration of Trust of the Fund is on
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file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Fund as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or Shareholders of the Fund individually, but binding only upon the assets and property of the Fund. No Portfolio of the Fund shall be liable for the obligations of any other Portfolio of the Fund.

SECTION 20.  The Custodian shall create and maintain all records relating to its
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activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable Federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Fund.

Subject to security requirements of the Custodian applicable to its own employees having access to similar records within the Custodian, the books and records of the Custodian pertaining to this Agreement shall be open to inspection and audit at any reasonable times by officers of, attorneys for, and auditors employed by, the Fund.

SECTION 21.  Nothing contained in this Agreement is intended to or shall require
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the Custodian in any capacity hereunder to perform any functions or duties on any holiday or other day of special observance on which the Custodian is closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day the Custodian is open.

SECTION 22.  This Agreement shall extend to and shall be binding upon the
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parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund, authorized or approved by a resolution of its Board of Trustees.

SECTION 23.  All communications (other than Proper Instructions which are to be
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furnished hereunder to either party, or under any amendment hereto, shall be sent by mail to the address listed below, provided that in the event that the Bank, in its sole discretion, shall determine that an emergency exists, the Bank

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may use such other means of communications as the Bank deems advisable.

          To the Fund:       Kevin P. Robins
                             SEI Corporation
                             680 East Swedesford Road
                             Wayne, PA 19087


          To the Bank:       Paul Cahill
                             -----------------------------------
                             CoreStates Bank, NA
                             -----------------------------------
                             530 Walnut Street
                             -----------------------------------
                             Philadelphia, PA 19106
                             -----------------------------------

SECTION 24.  This Agreement, and any amendments hereto, shall be governed,
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construed and interpreted in accordance with the laws of the Commonwealth of
Pennsylvania applicable to agreements made and to be performed entirely within such Commonwealth.

IN WITNESS WHEREOF, the Fund and the Custodian have caused this Agreement to be signed by their respective officers as of the day and year first above written.

TURNER FUNDS


By: /s/ Kathryn L. Stanton
    --------------------------
      Name: Kathryn L. Stanton
      Title:

CORESTATES BANK, N.A.


By: /s/ Paul T. Cahill
    --------------------------
      Name: Paul T. Cahill
      Title: Vice President


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